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                        UNITED STATES
              SECURITIES AND EXCHANGE COMMISSION
                   WASHINGTON, D.C. 20549
                     ________________________

                           FORM 8-K

                         CURRENT REPORT
  PURSUANT TO SECTION 13  OR 15(d) OF THE SECURITIES EXCHANGE
                          ACT OF 1934
                     ________________________
Date of Report (Date of earliest event reported) February 29,2008


               ASIA AUTOMOTIVE ACQUISITION CORPPORATION
       (Exact Name of Each Registrant as Specified in its Charter)


DELAWARE            333-127755          20-3022522

(State or other     (Commission File    (I.R.S. Employer
jurisdiction of     Number)             Identification
Incorporation or                        Number)
organization)


 199 PIERCE STREET, SUITE 202 BIRMINGHAM, MICHIGAN 48009
       (Address of principal executive offices)

                    (248) 593-8330
    (Registrant's telephone number, including area code)

                  ________________________


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

 {X} Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 { } Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

 { } Pre-commencement communications pursuant to Rule 14d-
     2(b) under the Exchange  Act (17 CFR 240.14d-2(b))

 { } Pre-commencement communications pursuant to Rule 13e-
     4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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Item 1.01 Announcement of Material Event

Asia Automotive Acquisition Corporation ("AAAC") announced today that he has amended the Equity Acquisition Agreement
("EAA") executed on July 24, 2007 between AAAC and the stockholders of Hunan TX Enterprise Co. Ltd ("Hunan TX") pursuant to which the expiration date was extended from February 29, 2008 to April 30, 2008.



Date: February 29, 2008


ASIA AUTOMOTIVE ACQUISITION CORPORATION

By: /s/ William R. Herren
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William R. Herren
Chairman


By: /s/ Rudy Wilson
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Rudy Wilson
Chief Executive Officer


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Exhibit

99.1 Amendment to Equity Acquisition Agreement (No.3)

Whereas, Asia Automotive Acquisition Corporation, Hunan TX Enterpreise Co., Ltd.,and all the Shareholders of Hunan TX Enterprise Co., Ltd. have entered into an Equity Acquisition Agreement as of July 24, 2007. After friendly negotiation, all Parties hereby agree to amend the Equity Acquisition Agreement on February 29, 2008, as follows:

In respect of Section 9.01(b) of the Equity Acquisition
Agreement, the date "4:00 pm, New York time, February 29,
2008" should be extended to "4:00pm, New York time, April
30, 2008".

Except as specifically amended hereby, the provisions of the Equity Acquisition Agreement shall continue in full force and effect and be binding on each Party in accordance with its terms.

ASIA AUTOMOTIVE ACQUISITION CORPORATION

Authorized Representative:
Title: Chairman
Name: William R. Herren
/s/ William R. Herren

Authorized Representative:
Title: CEO
Name: Rudy Wilson
/s/ Rudy Wilson

HUNAN TX ENTERPRISE CO., LTD.
(SEAL)

Legal Representative:
Name: Duanxiang Zhang
/s/ Duanxiang Zhang

SHAREHOLDERS OF
HUNAN TX ENTERPRISE CO., LTD.

Authorized Representative:
Name: Duanxiang Zhang
/s/ Duanxiang Zhang